UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2022

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35877	46-1347456
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1906 Towne Centre Blvd, Suite 370 Annapolis,

Maryland 21401

(Address of Principal Executive Offices)

(410) 571-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HASI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture, Supplemental Indenture and 0.00% Green Exchangeable Senior Notes due 2025

On April 13, 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), through its indirect subsidiaries HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), and HAT Holdings II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, the “Issuers”), issued $200 million aggregate initial principal amount of 0.00% green exchangeable senior notes due 2025 (the “Notes”) under an indenture, dated as of April 13, 2022 (the “Base Indenture”), between the Issuers and the Company, Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “Operating Partnership”) and Hannon Armstrong Capital, LLC, a Maryland limited liability company (“HAC,” and collectively with the Company and the Operating Partnership, the “Guarantors”), as guarantors, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of April 13, 2022, between the Issuers, the Guarantors and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers within the United States in accordance with Rule 144A under the Securities Act. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from or not subject to the registration requirements of the Securities Act and other applicable securities laws. The Issuers have granted to the initial purchasers of the Notes an option to purchase, during the 13-day period beginning on, and including the first date on which the Notes are issued, up to $30 million additional aggregate initial principal amount of the Notes.

The Issuers intend to allocate an amount equal to the net proceeds of the offering to acquire or refinance, in whole or in part, new and/or existing eligible green projects. In addition, these projects may include projects with disbursements made during the twelve months preceding the issue date of the Notes and projects with disbursements to be made following the issue date. Prior to the full allocation of such net proceeds, the Issuers intend to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Company’s intention to qualify for taxation as a real estate investment trust (“REIT”).

The Notes will not bear regular interest and the principal amount of the Notes will accrete at a rate that provides holders with an aggregate yield to maturity of 3.25% if the Notes are not exchanged for the Company’s common stock, par value $0.01 per share (“Common Stock”) at or prior to maturity. The Issuers may be required to pay special interest, if any, upon certain events as described in the Indenture. The Notes will mature on May 1, 2025 (the “Maturity Date”), unless earlier repurchased, redeemed or exchanged.

If the Issuers undergo a “fundamental change” (as defined in the Indenture) involving the Company, subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or parts of such holders’ Notes. The fundamental change repurchase price for the Notes generally will be equal to 100% of the accreted principal amount of the Notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

Holders of the Notes may exchange any of their Notes for shares of Common Stock, at the applicable exchange rate at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date, unless the Notes have been previously redeemed or repurchased by the Issuers. Following the occurrence of a make-whole fundamental change, the Issuers will, in certain circumstances, increase the exchange rate for a holder that exchanges its Notes in connection with such make-whole fundamental change.

Any exchange of Notes into shares of Common Stock will be subject to certain ownership limitations (as more fully described in the Indenture). The initial exchange rate for each $1,000 aggregate initial principal amount of the Notes is 17.6873 shares of Common Stock, equivalent to an exchange price of approximately $56.54 per share of Common Stock, which is approximately a 32.5% premium to the closing price of the Common Stock on April 7, 2022. The exchange rate for the Notes will not increase on account of the accretion of the principal amount of the Notes. The exchange rate is subject to adjustment in certain circumstances (as more fully described in the Indenture).

The following is a brief description of the terms of the Notes and the Indenture.

Optional Redemption

The Issuers may not redeem the notes except to the extent the Company’s board of directors determines such redemption is reasonably necessary to preserve its qualification as a REIT for U.S. federal income tax purposes. If the Company’s board of directors determines that redeeming the Notes is necessary to preserve its qualification as a REIT, then the Issuers may at any time prior to the Maturity Date redeem all or part of the Notes at a cash redemption price equal to the accreted principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

Guarantees

When the Notes are first issued they will be guaranteed solely by the Guarantors. None of the Company’s other subsidiaries will be required to guarantee the Notes in the future.

Ranking

The Notes will be:

•	senior unsecured obligations of the Issuers;

•

pari passu in right of payment with all of the Issuers’ existing and future senior unsecured indebtedness and senior unsecured guarantees, including the Issuers’ 6.00% Senior Notes due 2025, 3.375% Senior Notes due 2026 and 3.75% Senior Notes due 2030 as of the issue date of the Notes;

•

effectively subordinated in right of payment to all of the Issuers’ existing and future secured indebtedness and secured guarantees to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any of the Issuers’ future subordinated indebtedness and subordinated guarantees; and

•	effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Issuers’ subsidiaries.

The guarantee from each Guarantor will be:

•	a senior unsecured obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured indebtedness and senior unsecured guarantees of such Guarantor;

•

effectively subordinated in right of payment to all existing and future secured indebtedness and secured guarantees of such Guarantor to the extent of the value of the assets securing such indebtedness and guarantees;

•	senior in right of payment to any future subordinated indebtedness and subordinated guarantees of such Guarantor; and

•

effectively subordinated in right of payment to all existing and future indebtedness, guarantees and other liabilities (including trade payables) and any preferred equity of the Company’s subsidiaries (other than the Issuers) that are not guaranteeing the Notes.

The Guarantors’ guarantees of a Note will automatically terminate when such Note is exchanged for shares of common stock plus any cash in lieu of fractional shares.

Events of Default

The Indenture also provides for Events of Default which, if any of them occurs, would permit or require the accreted principal amount of and accrued and unpaid interest on all the outstanding Notes to become or to be declared due and payable.

The preceding description is qualified in its entirety by reference to the Base Indenture and Supplemental Indenture, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights

In connection with the issuance and sale of the Notes, on April 13, 2022, the Issuers and the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the initial purchasers of the Notes.

Pursuant to the Registration Rights Agreement, the Company has agreed, amongst other things, that it will:

•

file a shelf registration statement (the “shelf registration statement”) with the Securities and Exchange Commission (the “SEC”) and use commercially reasonable efforts to cause the shelf registration statement to become effective on or prior to the 120th day after the last original date of issuance of the Notes, covering resales of the shares of Common Stock, if any, deliverable upon exchange of the Notes;

•

use commercially reasonable efforts to keep the shelf registration statement effective to and including the earliest of (1) the 40th trading day immediately following the maturity date of the Notes (subject to extension for any suspension of the effectiveness of the shelf registration statement during such 40-trading day period immediately following the maturity date of the Notes), (2) the 40th trading day immediately following the date on which there are no longer outstanding any Notes and (3) the date on which there are no shares of Common Stock delivered or deliverable upon exchange, other than shares of Common Stock that have been sold under the shelf registration statement or Rule 144 or that are eligible to be transferred without condition as contemplated under Rule 144 of the Securities Act.

If the Issuers do not fulfill certain of its obligations under the Registration Rights Agreement with respect to the Notes, the Issuers will be required to pay additional interest to holders of the Notes. If a holder of the Notes exchanges some or all of its Notes for shares of Common Stock, such holder will not be entitled to additional interest with respect to shares of Common Stock.

The preceding description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 13, 2022 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee.

4.2	First Supplemental Indenture, dated as of April 13, 2022 by and among HAT Holdings I LLC and HAT Holdings II LLC, as issuers, and Hannon Armstrong Sustainable Infrastructure Capital, Inc., Hannon Armstrong Sustainable Infrastructure, L.P., and Hannon Armstrong Capital, LLC, as guarantors, and U.S. Bank Trust Company, National Association, as trustee (including the form of HAT Holdings I LLC’s and HAT Holdings II LLC’s 0.00% Green Exchangeable Senior Note due 2025).

10.1	Registration Rights Agreement, dated as of April 13, 2022, by and among HAT Holdings I LLC, HAT Holdings II LLC, and Hannon Armstrong Sustainable Infrastructure Capital, Inc. and the initial purchasers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Dated: April 15, 2022	By:	/s/ Steven L. Chuslo
Steven L. Chuslo
Executive Vice President and Chief Legal Officer